SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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            Fidelity Advisor Series IV
            --------------------------
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                      FIDELITY REAL ESTATE HIGH INCOME FUND
                                    A FUND OF
                           FIDELITY ADVISOR SERIES IV

                82 Devonshire Street, Boston, Massachusetts 02109
                                 1-617-563-6414

      NOTICE OF PROPOSED ACTION IN LIEU OF SPECIAL MEETING OF SHAREHOLDERS


       NOTICE IS HEREBY GIVEN that Action in Lieu of a Special Meeting of Shareholders of Fidelity Real Estate High Income Fund (the "Fund"), a series of Fidelity Advisor Series IV (the "Trust"), is proposed to be taken as soon as possible after shareholder receipt of the attached Statement and consent with respect to such action is hereby requested. The purpose of the attached consent is to approve the following proposal.

       1. To amend the fundamental investment objective to allow a greater degree of investment in real estate-related instruments.

       The Board of Trustees has fixed the close of business on October 16, 1997 as the record date for the determination of the shareholders of the Fund entitled to notice of such proposed action and to give such consent.



                                          By order of the Board of Trustees,
                                            ARTHUR S. LORING, Secretary



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                      FIDELITY REAL ESTATE HIGH INCOME FUND
                                    A FUND OF
                           FIDELITY ADVISOR SERIES IV

                82 Devonshire Street, Boston, Massachusetts 02109
                                 1-617-563-6414

                          STATEMENT SOLICITING CONSENT

      This Statement is furnished in connection with action proposed to be taken by written consent of the shareholders of Fidelity Real Estate High Income Fund, a fund of Fidelity Advisor Series IV (the trust), as soon as possible after shareholder receipt of this Statement. The Board of Trustees seeks shareholder approval to change the fund's fundamental investment objective to allow a greater degree of investment in real estate-related instruments that are not commercial mortgage-backed securities, as described more fully below.

      The purpose of the attached consent is set forth in the accompanying notice. The attached shareholder consent will become effective immediately upon execution by all of the fund's shareholders. The expenses in connection with preparing this Statement and its enclosures will be borne by Fidelity Management & Research Company (FMR), the fund's investment adviser. The principal business address of FMR and Fidelity Distributors Corporation (FDC), the fund's principal underwriter and distribution agent, is 82 Devonshire Street, Boston, Massachusetts 02109. This Statement will be furnished to shareholders on or about November 10, 1997.


      On September 30, 1997, there were 3,958,467 shares of the fund issued and outstanding.

      As of September 30, 1997, the trustees and officers of the trust owned, in the aggregate, less than 1% of the fund's outstanding shares.

      To the knowledge of the trust, substantial (5% or more) record or beneficial ownership of the fund on September 30, 1997 was as follows:

      GTE Service Corporation, Stamford, CT            100%

      Shareholders of record at the close of business on October 16, 1997 will be entitled to receive this Statement and to give consent.

      FOR A FREE COPY OF THE FUND'S PROSPECTUS ("PROSPECTUS") AND STATEMENT OF ADDITIONAL INFORMATION ("SAI"), EACH DATED JANUARY 29, 1997, ITS ANNUAL REPORT FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1996 AND ITS SEMIANNUAL REPORT FOR THE FISCAL PERIOD ENDED MAY 31, 1997, CALL FIDELITY INVESTMENTS AT 1-617-563-6414 OR WRITE TO FIDELITY DISTRIBUTORS CORPORATION AT 82 DEVONSHIRE STREET, BOSTON, MASSACHUSETTS 02109.


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      APPROVAL  REQUIRED:  This Statement and the attached  shareholder  consent have been provided to shareholders in lieu of a special meeting, and the proposal will be effected only if the consent of all shareholders of the fund is obtained. Amendment of the fund's investment objective requires the approval of a "majority of the outstanding voting securities" of the fund under the Investment Company Act of 1940. For this purpose, a "majority vote of the outstanding voting securities" means the affirmative vote of the lesser of (a) 67% or more of the shares present at an annual or special meeting of the security holders duly called if the holders of more than 50% of the outstanding shares are present or represented by proxy or (b) more than 50% of the outstanding voting securities.

PROPOSAL TO AMEND THE FUND'S INVESTMENT OBJECTIVE

      The Board of Trustees has approved, and recommends that the shareholders of the fund approve, a proposed amendment to the fund's investment objective which would allow a greater degree of investment in real estate-related instruments that are not commercial mortgage-backed securities (CMBS).

      Fidelity Real Estate High Income Fund's current fundamental investment objective is as follows:

            The fund seeks a high level of current income by investing primarily in commercial mortgage-backed securities.

      The Trustees recommend that shareholders of the fund consent to replacing the fund's current fundamental investment objective with the following amended fundamental investment objective:

            The fund seeks a high level of current income by investing primarily in real estate-related instruments. As a secondary objective, the fund also seeks growth of capital.

      Approval of the amended fundamental investment objective would effect two changes to the existing investment objective of the fund: (1) it would expand the range of debt instruments in which the fund may invest; and (2) it would establish growth of capital as a secondary objective.

      Since the fund commenced operations, the relative return of CMBS, taking credit and other risk into account, has diminished compared to that of other high-yielding bonds. When the fund was introduced, high-yielding CMBS offered 200-300 basis points greater yield than comparable high-yielding corporate bonds with similar risk. Because the number of buyers has increased, this magnitude of additional yield is generally no longer available, and other real estate-related instruments sometimes offer what FMR believes to be better risk/return profiles.

      In conjunction with the proposed change to the fund's fundamental investment objective, the Trustees have approved revising the fund's non-fundamental name test policy. Under the fund's current non-fundamental name test policy, at least 65% of the fund's total assets will normally be invested in lower-quality real estate debt securities, primarily commercial

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mortgage-backed  securities and other mortgage-related  securities.  The revised policy would state that "FMR normally will invest at least 65% of the fund's total assets in real estate-related instruments."

      Changes in non-fundamental investment policies can be made without shareholder approval but are subject to the supervision of the Board of Trustees, and to appropriate disclosure to fund shareholders and prospective investors.

      Real estate-related instruments may include, in addition to CMBS, other real estate-related asset-backed securities, other types of mortgage securities, and securities of companies engaged in real estate-related businesses (including REITs). For a further discussion of other real estate-related instruments in which the fund may invest, see "Investment Principles and Risks - Securities and Investment Practices" in the fund's Prospectus and "Investment Policies and Limitations" in the SAI, each of which is incorporated herein by this reference. FMR believes that, over time, any real estate-related security instrument should be eligible for investment to maximize investment flexibility, consistent with the fund's objectives.

      FMR believes that the broader fundamental investment objective and policies will benefit shareholders of the fund because the broader flexibility to invest in real estate-related securities of all types should assist FMR in enhancing the fund's performance through security selection and would allow for increased diversification.

      In addition, FMR believes that the establishment of growth of capital as a secondary objective of the fund is consistent with its investment in high yield instruments since a significant portion of the return on such instruments may be derived from appreciation in the value of the underlying security.

      Conclusion. The Board of Trustees has considered this proposal and believes that the revision to the fund's fundamental investment objective and policies will benefit the fund and its shareholders. The Trustees recommend that shareholders consent to the proposed revision to the fund's fundamental investment objective. If shareholder consent is obtained, the revised fundamental investment objective and policies will become effective when the fund's Prospectus is revised or supplemented. If shareholder consent is not obtained, the fund's current fundamental investment objective and policies will remain in effect and unchanged.

                    SUBMISSION OF CERTAIN SHAREHOLDER PROPOSALS

      The trust does not hold annual shareholder meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to the Secretary of the Trust, 82 Devonshire Street, Boston, Massachusetts 02109.


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               Action in Lieu of a Special Meeting of Shareholders
                    of Fidelity Real Estate High Income Fund



      Having waived notice, the undersigned, being the sole shareholder of Fidelity Real Estate High Income Fund (the "Fund"), a fund of Fidelity Advisor Series IV, upon due consideration and consultation, hereby approves, adopts and consents to the following resolution effective on the date written below:

      RESOLVED:   That the investment objective of the Fund be, and hereby
                  is, amended to read as follows:

                        The fund seeks a high level of current income by investing primarily in real estate-related instruments. As a secondary objective, the fund also seeks growth of capital.



DATED:                         , 1997



                                          GTE Service Corporation



                                          By:  ____________________________
                                               Name:
                                               Title:



Attest:



_____________________________